Exhibit 99.3

1 Earnings Call – November, 2008 AmREIT Portfolio Presentation

2 Investing in Three of the Top Seven U.S. Growth Markets (Gp:) Three Top U.S. Growth Markets (Gp:) Prior/Non-core Holdings

3 AmREIT Portfolio Operating Platform Approaching $1 Billion Institutional Quality Real Estate Invested in Three of the Top Seven Employment Growth Markets Creating Value for a Quarter of a Century

4 Top Twelve Population Growth Markets Source:  U.S. Census Bureau.

5 Top Twelve Employment Growth Markets Source:  Bureau of Labor Statistics.

6 AmREIT – Debt Maturities as of September 30, 2008 As of 9/30/08, AmREIT’s Unsecured Revolving Credit Facility Balance is $27,880,000.

7 AmREIT Portfolio - Household Population Density Comparison (Gp:) Shopping Center REIT Average: 1,232 National Average:  800 Source:  Merrill Lynch Research, as of September 2007. AmREIT’s portfolio population density is 87% greater than the shopping center sample group and 188% greater than the national average.

8 AmREIT Portfolio - Household Income Comparison (Gp:) Shopping Center REIT Average: $58,153 National Average:  $48,775 Source:  Merrill Lynch Research, as of September 2007. AmREIT’s median household income is 34% greater than the shopping center sample group and 60% higher than the national average

9 AmREIT Portfolio - REIT Demographic Positioning Source:  Merrill Lynch Research, as of September 2007.

10 All Properties Under Management - Demographic Positioning Source:  Merrill Lynch Research, as of September 2007. When all properties under management are considered, the quality of the portfolio still outperforms the peer group.

11 AmREIT Portfolio – Three Year Portfolio Occupancy

12 AmREIT Portfolio – Rental Rate Increase Upon Renewal

13 Plaza in the Park;  Houston, Texas Center is anchored by the top grossing Kroger in Texas and the #4 store in the country (out of approximately 2,500 stores nationwide)

14 Courtyard on Post Oak;  Houston, Texas Uptown Plaza;  Houston, Texas

15 South Bank on the Riverwalk;  San Antonio, TX The Alamo and Riverwalk are the #1 and #2 tourist destinations in Texas Property is approximately 47,000 s.f.

16 Uptown Plaza;  Dallas, TX 1.98 acre shopping center site 0.9 acre development tract 34,250 s.f. of improvements

17 Uptown Park;  Houston, TX – Future Development Potential Uptown Park Houston TX - June 2006 Urban Context Conceptual Rendering